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                   GATEWAY ENERGY CORPORATION AND SUBSIDIARIES
                    EXHIBIT TO FORM 10-KSB FOR THE YEAR ENDED
                                FEBRUARY 28, 1999



                             EXHIBIT 21-SUBSIDIARIES

                COMPANY                            STATE         PERCENT OWNED
                -------                            -----        ---------------

           Gateway Pipeline Company                Texas             100%

           Gateway Energy Marketing                Louisiana         100%

           Gateway Processing Company              Texas             100%

           Fort Cobb Fuel Authority, L.L.C.        Oklahoma          100%

           Gateway Offshore Pipeline Company       Nebraska          100%